Filed Pursuant to Rule 424(b)(2)
                Relating to Form S-3 Registration
                     Statement No. 333-00815


                      DEVON FINANCING TRUST



                      PROSPECTUS SUPPLEMENT
             TO THE PROSPECTUS DATED APRIL 21, 1997


          The Selling Holders selling Offered Securities pursuant to this Prospectus Supplement and certain information concerning the sale of the Offered Securities are as follows:

                                   Number of
                     Securities     Offered         Name of
   Selling Holder       Held       Securities    Broker/Dealer
                                    Offered
   --------------    ----------   ----------    -----------------
Morgan Stanley & Co.   78,898        78,898     Morgan Stanley &
Incorporated                                    Co. Incorporated

           The above-listed securities will be sold to purchasers directly by the selling holder. There are no special arrangement or agreement with any broker/dealers regarding the sale of the Offered Securities. The Selling Holder acted as Initial Purchaser in the Original Offering on July 3, 1996.


           The Date of this Supplemental Prospectus is
                         April  21, 1997